Exhibit 99.1
                                  NEWS RELEASE

FOR IMMEDIATE RELEASE                                Contact: Daniel L. Krieger,
                                                            Chairman & President
                                                                  (515) 232-6251
OCtober 17, 2003

                            AMES NATIONAL CORPORATION
                                    ANNOUNCES
                             THIRD QUARTER EARNINGS

         Net income for the quarter ended September 30, 2003 was $3,241,000, 10% higher than the $2,952,000 earned in the third quarter last year. Earnings per share were $1.03 for the quarter compared to $.94 for the same period in 2002. Return on average assets was 1.78% this quarter compared to 1.87% in third quarter 2002. Return on average equity was 12.42% for the three months ended September 30, 2003 which was higher than the 11.80% posted a year ago. The efficiency ratio for third quarter was 44.02% compared to 44.35% for the same period last year.

         The higher earnings included increased fees from secondary market operations, ATM fees and security gains which help offset a 9% increase in non-interest expense which included higher figures for salaries and benefits, occupancy and data processing. Interest paid on deposits was 13% lower this quarter than the amount paid in third quarter 2002.

         Deposits increased to $602,522,000 for third quarter 2003, a 12% increase over the $536,936,000 recorded in third quarter 2002. Interest bearing deposits increased 13% while demand deposits were 5% higher than a year ago.

         Loans rose 11% to $345,003,000, a $35 million increase over third quarter 2002 with the increase primarily in commercial real estate.

         Third quarter 2003 capital rose 4% to $104,836,000 compared to $100,926,000 on September 30, 2002. Included in capital are unrealized capital gains on securities available for sale which amounted to $7,850,000 this period compared to $8,551,000 for the same quarter last year. Capital represented over 14% of total assets at the end of third quarter 2003.

         Company stock, which is listed on the Bulletin Board under the symbol ATLO, closed at $57.00 on September 30, 2003. During third quarter, the price ranged from $53.10 to $57.25. The third quarter dividend paid was $.46 per share compared to $.44 per share paid in the same quarter a year ago.

         United Bank & Trust, Marshalltown, Iowa, the de novo started in mid 2002, continues to make progress and is on target to exceed projected deposit and loan numbers by year-end 2003.

         Ames National Corporation affiliate Iowa banks are First National Bank, Ames; Boone Bank & Trust Co., Boone; State Bank & Trust Co., Nevada; Randall-Story State Bank, Story City; and United Bank & Trust, Marshalltown.

         This news release contains forward-looking statements under the Private Securities Litigation Reform Act of 1995 that are subject to certain risks and uncertainties. A number of factors, many of which are beyond the Company's control, could cause actual conditions to differ significantly from those described in forward-looking statements. Such risks and uncertainties with respect to the Company include those related to the economic environment, particularly in the areas in which the Company and the Banks operate, competitive products and pricing, fiscal and monetary policies of the U.S. government, changes in governmental regulations affecting financial institutions, including regulatory fees and capital requirements, changes in prevailing interest rates, credit risk management and asset/liability management, the financial and securities markets and the availability of and costs associated with sources of liquidity.

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


                   AMES NATIONAL CORPORATION AND SUBSIDIARIES

                           Consolidated Balance Sheets
                                   (unaudited)


                                                                                      September 30,  September 30,
                               Assets                                                       2003          2002
                                                                                      -----------------------------
Cash and due from banks ............................................................  $  23,786,945   $  44,259,802
Federal funds sold .................................................................     47,983,000      51,970,000
Interest bearing deposits in financial institutions ................................      6,000,000         500,000
Securities available-for-sale ......................................................    300,766,501     237,956,813
Loans receivable, net ..............................................................    345,003,127     310,278,405
Bank premises and equipment, net ...................................................      8,551,794       8,136,170
Accrued income receivable ..........................................................      6,314,908       6,067,313
Other assets .......................................................................        358,198         590,583
                                                                                      -----------------------------

           Total assets ............................................................  $ 738,764,473   $ 659,759,086
                                                                                      =============================

                Liabilities and Stockholders' Equity

Deposits:
   Demand ..........................................................................  $  63,523,911   $  60,268,609
   NOW accounts ....................................................................    137,857,750     129,636,309
   Savings and money market ........................................................    166,661,183     139,436,493
   Time, $100,000 and over .........................................................     63,297,586      53,729,760
   Other time ......................................................................    171,181,614     153,864,537
                                                                                      -----------------------------

           Total deposits ..........................................................    602,522,044     536,935,708

Federal funds purchased and securities sold under agreements to repurchase               22,452,228      14,855,341
Dividends payable ..................................................................      2,882,409       1,376,752
Deferred taxes .....................................................................      2,749,662       2,645,231
Accrued interest and other liabilities .............................................      3,322,574       3,020,023
                                                                                      -----------------------------

           Total liabilities .......................................................    633,928,917     558,833,055
                                                                                      -----------------------------


Stockholders' Equity:
   Common stock, $5 par value;  authorized  shares;  issued 3,153,230 shares at  September  30, 2003 and 2002;  outstanding 3,133,053 shares at
     September 30, 2003  and 3,128,982 shares at September 30, 2002 ................     15,766,150      15,766,150
   Surplus .........................................................................     25,351,979      25,354,014
   Retained earnings ...............................................................     56,977,374      52,588,307
   Treasury stock, at cost;  20,177 shares at September 30, 2003
     and 24,248 shares at September 30, 2002 .......................................     (1,109,735)     (1,333,640)
   Accumulated other comprehensive income - net unrealized gain
     on securities available-for-sale ..............................................      7,849,788       8,551,200
                                                                                       ----------------------------

           Total stockholders' equity ..............................................    104,835,556     100,926,031
                                                                                       ----------------------------
           Total liabilities and stockholders' equity ..............................   $738,764,473   $ 659,759,086
                                                                                       ============================

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

                   AMES NATIONAL CORPORATION AND SUBSIDIARIES

                        Consolidated Statements of Income
                                   (unaudited)

                                            Three Months Ended           Nine Months Ended
                                               September 30,               September 30,
                                            2003           2002          2003         2002
                                         -----------------------------------------------------
Interest and dividend income:
    Loans ............................   $ 5,576,844   $ 5,830,765   $16,784,078   $17,461,976
    Securities
      Taxable ........................     1,841,920     1,957,301     5,518,204     5,996,207
      Tax-exempt .....................       940,760       735,748     2,553,150     2,174,390
    Federal funds sold ...............       121,263       186,630       534,865       638,657
    Dividends ........................       337,259       341,174     1,018,103     1,046,845
                                         -----------------------------------------------------
          Total interest income ......     8,818,046     9,051,618    26,408,400    27,318,075
                                         -----------------------------------------------------
Interest expense:
    Deposits .........................     2,392,420     2,747,913     7,664,617     8,707,285
    Other borrowed funds .............        74,735        61,884       216,069       195,784
                                         -----------------------------------------------------
          Total interest expense .....     2,467,155     2,809,797     7,880,686     8,903,069
                                         -----------------------------------------------------
          Net interest income ........     6,350,891     6,241,821    18,527,714    18,415,006
Provision for loan losses ............        87,000        80,640       512,740       296,124
                                         -----------------------------------------------------
          Net interest income after
             provision for loan losses     6,263,891     6,161,181    18,014,974    18,118,882
                                         -----------------------------------------------------

Noninterest income:
    Trust department income ..........       279,157       270,214       881,259       797,369
    Service fees .....................       395,491       381,772     1,137,490     1,100,965
    Securities gains, net ............       539,623       239,748     1,186,230       562,422
    Loan and secondary market fees ...       366,978       181,768       937,974       410,609
    Other ............................       350,372       239,853       896,215       632,958
                                         -----------------------------------------------------
          Total noninterest income ...     1,931,621     1,313,355     5,039,168     3,504,323
                                         -----------------------------------------------------

Noninterest expense:
    Salaries and employee benefits ...     2,204,712     2,087,159     6,699,133     5,945,161
    Occupancy expenses ...............       341,562       225,634       841,908       655,198
    Data processing ..................       504,643       440,660     1,589,780     1,282,700
    Other operating expenses .........       594,914       597,064     1,793,681     1,710,419
                                         -----------------------------------------------------
          Total noninterest expense ..     3,645,831     3,350,517    10,924,502     9,593,478
                                         -----------------------------------------------------

          Income before income taxes .     4,549,681     4,124,019    12,129,640    12,029,727
Income tax expense ...................     1,309,039     1,171,736     3,369,445     3,395,579
                                         -----------------------------------------------------
          Net income .................   $ 3,240,642   $ 2,952,283   $ 8,760,195   $ 8,634,148
                                         =====================================================

Basic and diluted earnings per share .   $      1.03   $      0.94   $      2.80   $      2.76
                                         =====================================================

Declared dividends per share .........   $      0.46   $      0.44   $      1.82   $      1.74
                                         =====================================================

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